SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 21, 1999


                          NEW HORIZON KIDS QUEST, INC.
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             (Exact name of registrant as specified in its charter)


                                    Minnesota
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                 (State or other jurisdiction of incorporation)


         0-27780                                        41-1719363
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(Commission File Number)                    (IRS Employer Identification No.)


             16355- 36th Avenue North, Suite 700, Plymouth, MN 55446
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              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (612) 557-1111


                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events

                  In late December, the Registrant received a notice from NASDAQ indicating that the Registrant's common stock had failed to maintain a minimum bid price greater than or equal to $1.00 over the preceding thirty consecutive trading days as required under Marketplace Rule 4310(c)(4). Should the Registrant's common stock fail to maintain a bid price equal to or greater than $1.00 for a minimum of ten consecutive trading days anytime before March 20, 2000, then the Registrant's common stock will be delisted from NASDAQ.

                  In early January, the Registrant received a second notice from NASDAQ indicating that the Registrant's common stock had failed to maintain a market value of public float greater than or equal to $1,000,000.00 over the preceding thirty consecutive trading days as required by Marketplace Rule 4310(c)(7). If the market value of public float for the Registrant's common stock does not equal or exceed $1,000,000.00 for a minimum of ten consecutive trading days prior to April 6, 2000, then the Registrant's common stock will be delisted from NASDAQ for failure to comply with this NASDAQ maintenance requirement.

                  The above notices provide two separate and distinct risks that the Registrant's common stock could be delisted from NASDAQ. The Registrant's Board of Directors has and continues to study these problems, however, no assurance can be provided that the Registrant's common stock will not be delisted on the earlier of the two trigger dates, March 20, 2000.

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


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NEW HORIZON KIDS QUEST, INC.




                                        By: /s/ William M. Dunkley
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                                            William M. Dunkley
                                            Chief Executive Officer



Date: February 3, 2000

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